SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2003

Nektar Therapeutics

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-23556	94-3134940
(Commission File No.)	(IRS Employer Identification No.)

150 Industrial Road San Carlos, CA 94070
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 631-3100

Item 5.  Other Events

On July 30, 2003, Nektar Therapeutics announced that the initial purchasers have exercised their option granted pursuant to a purchase agreement dated June 25, 2003 with respect to Nektar’s 3% convertible subordinated notes due 2010 to purchase an additional $10 million in aggregate principal amount of such notes. The closing of the additional purchase pursuant to the option increases the aggregate principal amount of 3% convertible subordinated notes sold to $110 million.

Nektar’s press release, dated July 30, 2003, titled “Nektar Announces Exercise of Option to Purchase $10 Million of Convertible Subordinated Notes” is attached hereto as Exhibit 99.1.

Item 7.  Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description
99.1	Press Release titled “Nektar Announces Exercise of Option to Purchase $10 Million of Convertible Subordinated Notes” dated July 30, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEKTAR THERAPEUTICS

Dated:	July 30, 2003	By:	/s/ Ajay Bansal
Ajay Bansal

Chief Financial Officer and Vice
President, Finance and Administration